UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

FIrST FOUNDATION Inc.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC Driver Opportunity Partners I LP J. Abbott R. Cooper Allison Ball Lila I. Flores
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of First Foundation, Inc., a Delaware corporation (the “Company”).

On January 31, 2023, Driver Management sent the following letter to the Company’s Chief Executive Officer, Scott Kavanaugh:

January 31, 2023

Mr. Scott Kavanaugh
Chief Executive Officer
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201

Via email

Scott,

I am writing to confirm the substance of our very brief phone conversation today, specifically that you, on behalf of First Foundation Inc. (“FFWM”), do not want to have any discussion whatsoever regarding any potential settlement that would preclude a contested election of directors at FFWM’s 2023 annual meeting of directors.

I can only assume that you believe that FFWM stockholders have faith in FFWM’s management and board of directors, despite FFWM’s one, three and five year total stockholder returns of -40%, -5.71% and -15.47% as compared to -12.55%, 10.03% and 12.07% for the S&P United States BMI Banks Index.1

Candidly, I admire your confidence, even if it is misplaced. If you change your mind, you know how to reach me.

Driver Management Company LLC
/s/ J. Abbott R. Cooper

1 Periods ended January 30, 2023. Source: S&P Capital IQ.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of First Foundation Inc., a Delaware corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Allison Ball and Lila I. Flores.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 289,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 76,000 shares of Common Stock, including 1,000 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 76,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 213,000 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 76,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 213,000 shares of Common Stock held in the SMAs. As of the date hereof, neither of Mses. Ball or Flores own beneficially or of record any securities of the Company.